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                      SUPPLEMENTAL INDENTURE


                  Dated as of September 17, 1998

                             Between

                  SAKS HOLDINGS, INC., as Issuer

                               and

                BANKERS TRUST COMPANY, as Trustee




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                      SUPPLEMENTAL INDENTURE

     This Supplemental Indenture (this "Supplemental Indenture") is dated as of September 17, 1998 between SAKS HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and BANKERS TRUST COMPANY, as trustee (the "Trustee"). All capitalized terms used herein but not defined shall have the meanings set forth in the Indenture (as defined herein).

                            RECITALS

     The Company has issued its 5 1/2% Convertible Subordinated Notes due September 15, 2006 (the "Securities") under the Indenture dated as of September 25, 1996 (as amended, supplemented or otherwise modified through the date hereof, the "Indenture") between the Company and the Trustee.

     Pursuant to the Agreement and Plan of Merger dated as of July 4, 1998 (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement") among the Company, Saks Incorporated, a Tennessee corporation ("Saks Incorporated"), and Fifth Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Saks Incorporated (the "Merger Sub"), the Merger Sub merged with and into the Company, with the Company being the surviving corporation (the "Merger").

     As a consequence of the Merger, each share of the Company's common stock, par value $0.01 per share ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), was converted into 0.82 shares of common stock, par value $0.10 per share, of Saks Incorporated ("Saks Common Stock") as of the Effective Time.

     Following the consummation of the Merger, the Company became, and continues to be, a wholly owned subsidiary of Saks
Incorporated.

     Section 901 of the Indenture provides that, without the consent of any Holders, the Company and the Trustee may enter into one or more indentures supplemental to the Indenture to, among other things, make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 1311 of the Indenture and the repurchase obligations of the Company pursuant to the requirements of Section 1405 of the Indenture.

     The Company has requested that the Trustee join in the execution and delivery of this Supplemental Indenture to comply with Sections 1311 and 1405 of the Indenture.

     All actions on the part of the Company and the Trustee necessary to authorize the execution, delivery and performance of this Supplemental Indenture and the Indenture, as supplemented hereby, have been duly taken.

     In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed for the equal and ratable benefit of all Holders of the Securities as follows:

                          ARTICLE ONE

                  AMENDMENTS OF THE INDENTURE

     SECTION 1.1 Amendments of the Indenture Generally and Article One. (a) The Indenture is hereby amended from and after the Effective Time by replacing each reference in the Indenture to "Company's Common Stock" and "Common Stock of the Company" with a reference to "Common Stock."

     (b) Article One of the Indenture is hereby amended as follows:

          (i) The definition of "Board of Directors" is amended by adding the following at the end thereof:

     "From and after the Effective Time, for purposes of Articles
     One, Thirteen and Fourteen hereof, the term Company in this definition shall be deemed to mean Saks Incorporated."

          (ii) The definition of "Board Resolution" is amended by adding the following at the end thereof:

     "From and after the Effective Time, for purposes of Articles
     One, Thirteen and Fourteen hereof, the term Company in this definition shall be deemed to mean Saks Incorporated."

          (iii) The definition of "Common Stock" is amended by adding the following at the end thereof:

     "From and after the Effective Time, 'Common Stock' means the common stock, par value $0.10 per share, of Saks Incorporated authorized at the Effective Time. Subject to the provisions of Section 1311, shares issuable on conversion or repurchase of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications."

          (iv) The definition of "Subsidiary" is amended by adding the following new sentence at the end thereof:

     "From and after the Effective Time, for purposes of Articles
     One, Thirteen and Fourteen hereof, the term Company in this definition shall be deemed to mean Saks Incorporated."

          (v) The following definitions shall be added to Section 101 of the Indenture in appropriate alphabetical order:

          "'Effective Time' shall have the meaning set forth in the Merger Agreement."

          "'Fifth Merger Corporation' shall mean Fifth Merger
     Corporation, a Delaware corporation and a wholly-owned subsidiary of Saks Incorporated."

          "'Merger Agreement' shall mean the Agreement and Plan of Merger dated as of July 4, 1998 among the Company, Fifth Merger Corporation and Saks Incorporated (formerly known as Proffitt's, Inc.), pursuant to which Fifth Merger Corporation merged with and into the Company, with the Company being the surviving corporation, as such Agreement and Plan of Merger may be amended, supplemented or otherwise modified from time to time."

          "'Saks Incorporated' shall mean Saks Incorporated, a
     Tennessee corporation, and its successors."

                          ARTICLE TWO

  SECTION 2.2 Amendments of Article Two. Section 2.03 of the Indenture is hereby amended by replacing the phrase "at an initial Conversion Rate of 24.0601 shares of Common Stock for each $1,000 principal amount of Securities (or at the then current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture)" in the first proviso of the second paragraph thereof with the following:

  "at an initial Conversion Rate of 24.0601 shares of common stock of the Company for each $1,000 principal amount of Securities (or, subject to adjustments for events subsequent to the Effective Time (which adjustments shall be as nearly equivalent as practicable to the adjustments set forth in Article Thirteen of the Indenture), the Holder of each Security Outstanding following the Effective Time shall have the right, during the period such Security shall be convertible as specified in Section 1301 of the Indenture, to convert such Security only into the number of shares of Common Stock receivable upon the Effective Time by a holder of the number of shares of the Company's common stock into which such Security might have been converted immediately prior to the Effective Time."

  SECTION 2.3 Amendment and Restatement of Article Thirteen.
Article Thirteen of the Indenture shall be deleted in its entirety, and the following shall be inserted in lieu thereof:

                   ARTICLE THIRTEEN
               Conversion of Securities

         SECTION 1301.  Conversion Privilege and Conversion Rate.

            Subject to and upon compliance with the
         provisions of this Article Thirteen, at the option of the Holder thereof, any Security may be converted at any time into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on September 15, 2006, subject, in the case of conversion of any Global Security, to any Applicable Procedures. In case a Security or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises his right to require the Company to repurchase a Security or portion thereof, such conversion right in respect of such Security, shall expire (a) at the close of business on the Redemption Date, in the case of a Security called for redemption, and (b) at the close of business on the Repurchase Date, in the case of a Security tendered for repurchase, in each case unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be, and in each case subject as aforesaid to any Applicable Procedures with respect to any Global Security.
            Prior to the Effective Time the rate at which shares of Common Stock would have been delivered upon conversion was initially 24.0601 shares of Common Stock for each $1,000 principal amount of Securities (subject to adjustment as provided in Article Thirteen to the Indenture, as it existed prior to the Effective
         Time). From and after the Effective Time, the holder of each Outstanding Security shall have the right during the period such Security shall be convertible as specified in the preceding paragraph of this
         Section 1301, to convert such Security into the number of shares of Common Stock that a holder of shares of the Company's common stock would have received in connection with the Merger if such holder held the number of shares of the Company's common stock into which such Security was convertible immediately prior to the Effective Time. The number of shares of Common Stock such holder would have received for each $1,000 principal amount of Securities converted shall be referred to herein as the "Conversion Rate". The Conversion Rate shall be extended to the sixth decimal place. The Conversion Rate shall be adjusted in certain instances as provided in this Article Thirteen.
       SECTION 1302.  Exercise of Conversion Privilege.
            In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to
         Section 1002 (any city in which any Conversion Agent is located being called herein a "Place of Conversion"), accompanied by a duly signed conversion notice substantially in the form set forth in Section 205 stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Each Security surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of any Security or portion thereof which has been called for redemption on a Redemption Date, or which is repurchasable on a Repurchase Date, occurring, in either case, within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest so payable on such Interest Payment Date with respect to any Security (or portion thereof, if applicable) which has been called for redemption on a Redemption Date, or is repurchasable on a Repurchase Date, occurring, in either case, during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, which Security (or portion thereof, if applicable) is surrendered for conversion during such period, shall be paid to the Holder of such Security being converted in an amount equal to the interest that would have been payable on such Security if such Security had ben converted as of the close of business on such Interest Payment Date. The interest so payable on such Interest Payment Date in respect of any Security (or portion thereof, as the case may be) which has not been called for redemption on a Redemption Date, or is not eligible for repurchase on a Repurchase Date, occurring, in either case, during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, which Security (or portion thereof, as the case may be) is surrendered for conversion during such period, shall be paid to the Holder of such Security as of such Regular Record Date. Interest payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 307, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company's delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Security is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the Security.
            Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue (or cause to be issued) and deliver to the Trustee, for delivery to the Holder, a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1303.
            In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of $1,000 and the principal amount of such security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.
       SECTION 1303.  Fractions of Shares.
            No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price Per Share at the close of business on the day of conversion.
       SECTION 1304.  Adjustment of Conversion Rate.
            The Conversion Rate shall be subject to
         adjustments from time to time as follows:
                 (1)  In case Saks Incorporated shall pay or
         make a dividend or other distribution on any class of its capital stock payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in Saks Incorporated's treasury but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Saks Incorporated will not pay any dividend or make any distribution on shares of Common Stock held in its treasury.
                 (2)  In case Saks Incorporated shall issue
         rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 1304) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in Saks Incorporated's treasury but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Saks Incorporated will not issue any rights, options or warrants in respect of shares of Common Stock held in its treasury.
                 (3)  In case outstanding shares of Common
         Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
                 (4)  In case Saks Incorporated shall, by
         dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (i) any rights, options or warrants referred to in paragraph (2) of this Section, (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this Section and (iv) any merger or consolidation to which
         Section 1311 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 1304) of the Common Stock on the date fixed for such determination (the "Reference Date") less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) on the Reference Date of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be the current market price per share of the Common Stock on the Reference Date, such adjustment to become effective immediately prior to the opening of business on the day following the Reference Date.
                 (5) In case Saks Incorporated shall, by
         dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed as part of a distribution referred to paragraph (4) of this Section) in an aggregate amount that, combined together with (I) the aggregate amount of any other cash distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by Saks Incorporated or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this
         Section 1304 has been made (the "combined cash and tender amount"), exceeds 10% of the product of the current market price per share (determined as provided in paragraph (8) of this Section 1304) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date fixed for such determination less a amount equal to the quotient of (x) the excess of such combined cash and tender amount over 10% of such aggregate current market price divided by (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 1304) of the Common Stock on such date for determination.
                 (6) In case a tender offer made by Saks
         Incorporated or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer or exchange (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by Saks Incorporated or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this paragraph (6) has been made and (II) the aggregate amount of any cash distributions to all holders of the Common Stock within 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section has been made (the "combined tender and cash amount") exceeds 10% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 1304) as of the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall eual the rate determined by dividing the Conversion Rate immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to
         (A) the product of (I) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 1304) on the date of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (B) the combined tender and cash amount, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 1304) as of the Expiration Time multiplied by (B) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Expiration Time less the number of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").
                 (7)  The reclassification of Common Stock
         into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1311 applies) shall be deemed to involve
         (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 1304).
                 (8)  For the purpose of any computation
         under paragraphs (2), (4), (5) or (6) of this Section 1304, the current market price per share of Common Stock on any date shall be calculated by Saks Incorporated and be deemed to be the average of the daily Closing Prices Per Share for the five consecutive Trading Days selected by Saks Incorporated commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.
                 (9)  No adjustment in the Conversion Rate
         shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.
                 (10) The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to these required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section 1304, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph
         (10) and its actions in so doing shall, absent manifest error, be final and conclusive.
       SECTION 1305.  Notice of Adjustments of Conversion
         Rate.
                 Whenever the Conversion Rate is adjusted as herein provided:
                 (1)  the Company shall compute the adjusted
         Conversion Rate in accordance with Section 1304 and shall prepare a certificate signed by the principal accounting or financial officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and
                 (2)  a notice stating that the Conversion
         Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be provided by the Company, or the Company shall cause such notice to be provided by the Trustee to, all Holders in accordance with Section 106.
       Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.
       SECTION 1306.  Notice of Certain Corporate Action.
                 In case:
                 (a) Saks Incorporated shall declare a
         dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 1304; or
                 (b) Saks Incorporated shall authorize the granting to the holders of its Common Stock generally of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or
                 (c) of any reclassification of the Common
         Stock, or of any consolidation, merger or share exchange to which Saks Incorporated is a party and for which approval of any stockholders of Saks Incorporated is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of Saks Incorporated; or
                 (d) of the voluntary or involuntary
         dissolution, liquidation or winding up of Saks
         Incorporated; or
                 (e) Saks Incorporated or any Subsidiary
         shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer);
       then the Company shall cause to be filed, or the Company shall cause the Trustee to cause to be filed, at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002, and the Company shall cause to be provided, or the Company shall cause the Trustee to cause to be provided, to all Holders in accordance with Section 106, at least 20 days (or 10 days in any case specified in clause
         (a) or (b) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (e) of this Section 1306. If at the time the Trustee shall not be a Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.
            The preceding paragraph to the contrary
         notwithstanding, the Company shall cause to be filed, or the Company shall cause the Trustee to cause to be filed, at each office or agency maintained for the purpose of conversion of Securities pursuant to
         Section 1002, and the Company shall cause to be provided, or the Company shall cause the Trustee to cause to be provided, to all Holders in accordance with Section 106, notice of any tender offer by Saks Incorporated or any Subsidiary for all or any portion of the Common Stock on or after the time that such notice of tender offer is provided to the public generally.
       SECTION 1307.  Saks Incorporated to Reserve Common
         Stock.
            Saks Incorporated shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.
       SECTION 1308.  Taxes on Conversions.
                 Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not however, be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.
       SECTION 1309.  Covenant as to Common Stock.
                 The Company agrees that all shares of Common
         Stock which may be delivered upon conversion of Securities will be newly issued shares and, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 1308, the Company will pay all taxes, liens and charges with respect to the issue thereof.
       SECTION 1310.  Cancellation of Converted Securities.
                 All Securities delivered for conversion
         shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.
       SECTION 1311.  Provision in Case of Consolidation,
         Merger or Sale of Assets.
                 In case of any consolidation or merger of Saks Incorporated with or into any other Person, any merger of another Person with or into Saks Incorporated (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any conveyance, sale, transfer or lease of all or substantially all of the assets of Saks Incorporated, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1301, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock (i) is not a Person with which Saks Incorporated consolidated or merged with or into or which merged into or with Saks Incorporated or to which such conveyance, sale, transfer or lease was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this
         Section 1311 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 1311 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company, or the Company shall cause the Trustee to give such notice, to the Holder of each Security as provided in
         Section 106 promptly upon such execution.
            Neither the Trustee, any Paying Agent nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.
       SECTION 1312.  Responsibility of Trustee for
         Conversion Provisions.
            The Trustee, subject to the provisions of Article Six, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Article Six, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Article Six, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Article Six, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

       SECTION 2.4 Amendment and Restatement of Article
  Fourteen. Article Fourteen of the Indenture shall be deleted in its entirety, and the following shall be inserted in lieu thereof:

                 ARTICLE FOURTEEN
       Repurchase of Securities at the Option of the Holder Upon a Change of Control


         SECTION 1401.  Right to Require Repurchase.
            In the event that a Change of Control (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, but subject to the provisions of Section 1402, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities, or any portion of the principal amount thereof that is equal to $1,000 or any integral multiple of $1,000 in excess thereof, on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 1403) at a purchase price equal to 100% of the principal amount of the Securities to be repurchased plus interest accrued to the, Repurchase Date (the "Repurchase Price"); provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 307. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article Four, unless a Change of Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid (i) subject to the provisions of Section 1402(B) in cash, or (ii) subject to the fulfillment by the Company of the conditions set forth in Section 1402(A), by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price; provided, however, that failure of the Company to pay the Repurchase Price on the Repurchase Date either in cash or by delivery of shares of Common Stock shall constitute an Event of Default for purposes of Section 501(1) hereof notwithstanding the Company's inability to comply with the provisions of or satisfy any conditions set forth in Section 1402. Whenever in this Indenture (including Sections 202, 301, 501(l) and
         508) there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made; provided, however, that for the purposes of Article Twelve such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

       SECTION 1402.  Conditions to the Company's Election to
         Pay the Repurchase
                      Price in Common Stock or Cash.
            (A)  The Company may elect to pay the Repurchase
         Price by delivery of shares of Common Stock pursuant
         to Section 1401 if and only if the following conditions shall have been satisfied:
                 (i)  The shares of Common Stock deliverable
         in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of this
         Section 1402, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Repurchase Date;
                 (ii) The shares of Common Stock deliverable in payment of the Repurchase Price are, or shall have been, approved for quotation on the NASDAQ National Market or are, or shall have been, listed on a national securities exchange, in either case, prior to the Repurchase Date; and
                 (iii) All shares of Common Stock deliverable in payment of the Repurchase Price shall be issued out of Saks Incorporated's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive rights.
                 If all of the conditions set forth in this
         Section 1402(A) are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.
            (B) The Company may elect to pay the Repurchase Price in cash if and only if on or prior to the Repurchase Date there shall not remain any amounts outstanding under the Amended and Restated Credit Agreement and all Commitments (as defined therein) shall have terminated or expired.
       SECTION 1403.  Notices; Method of Exercising
         Repurchase Right, Etc.
                 (a)  Unless the Company shall have
         theretofore called for redemption all of the Outstanding Securities or unless all of the Outstanding Securities shall have theretofore been converted in accordance with Article Thirteen, on or before the 30th day after the occurrence of a Change of Control, the Company or, at the request and expense of the Company on or before the 15th day after such occurrence, the Trustee, shall give to all Holders, in the manner provided in Section 106, notice (the "Company Notice") of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.
            Each notice of a repurchase right shall state:
               (1)  the Repurchase Date,
               (2)  the date by which the repurchase right
       must be exercised,
                    (3)  the Repurchase Price, and whether the
  Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock,
               (4)  a description of the procedure which a
       Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Repurchase Price and accrued interest, if any,
               (5)  that on the Repurchase Date the
       Repurchase Price, including accrued interest, if any, will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,
               (6)  the Conversion Rate then in effect, the
       date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion, and
               (7) the place or places that the form of certificate required by Section 203 shall be delivered, and the form of such certificate.
          No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.
          If any of the foregoing provisions or other provisions of this Article Fourteen are inconsistent with applicable law, such law shall govern.
               (b)  To exercise a repurchase right, a
       Holder shall deliver to the Trustee or any Paying
       Agent on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names
       (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the Securities with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the repurchase right is being exercised shall continue until the close of business on the Repurchase Date.
               (c)  In the event a repurchase right shall
       be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee or the Paying Agent the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the Holder on the Repurchase Date or, if shares of Common Stock are to be paid, as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Securities as to which the purchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to the terms and provisions of Section 307.
               (d)  If any Security (or portion thereof)
       surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 5 1/2% per annum, and each Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.
               (e)  Any security which is to be repurchased
       only in part shall be surrendered to the Trustee
       (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.
               (f)  Any issuance of shares of Common Stock
       in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of Saks Incorporated shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Security declared prior to the Repurchase Date.
               (g)  No fractions of shares shall be issued
       upon repurchase of Securities. If more than one
       Security shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities so repurchased. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of any Security or Securities, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price Per Share of the Common Stock on the Trading Day immediately preceding the Repurchase Date.
               (h)  Any issuance and delivery of
       certificates for shares of Common Stock on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.
               (i)  All Securities delivered for repurchase
       shall be delivered to the Trustee, the Paying Agent or any other agents (as shall be set forth in the Company Notice) to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.

     SECTION 1404.  Certain Definitions.
          For purposes of this Article Fourteen,
          (a)  the term "beneficial owner" shall be
       determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act;
          (b)  a "Change of Control" shall be deemed to
       have occurred at the time, after the original issuance of the Securities, of:
               (i)  the acquisition by any Person of
       beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of Saks Incorporated entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of Saks Incorporated entitled to vote generally in the elections of directors (any shares of voting stock of which such person or group is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage), other than any such acquisition by Saks Incorporated, any Subsidiary of Saks Incorporated or any employee benefit plan of Saks Incorporated existing at the Effective Time; or
               (ii) any consolidation or merger of Saks
       Incorporated with or into any other Person, any merger of another Person into Saks Incorporated, or any conveyance, sale, transfer, or lease of all or substantially all of the assets (other than (a) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation
       of outstanding    shares of Common Stock, and
       (y) pursuant to which the holders of 50% or more of the total voting power of all shares of capital stock of Saks Incorporated entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after such transaction and (b) a merger which is effected solely to change the jurisdiction of incorporation of Saks Incorporated and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock);
     provided, however, that a Change of Control shall not be deemed to have occurred if the Closing Price Per Share on any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the date of the Change of Control or the date of the public announcement of the Change of Control (in the case of a Change of Control under Clause (i) above) or the period of 10 consecutive Trading Days ending immediately prior to the date of the Change of Control (in the case of a Change of Control under Clause (ii) above) shall equal or exceed 105% of the Conversion Price in effect on each such Trading Day.
               (c)  the term "Conversion Price" shall equal
       $1,000 divided by the Conversion Rate; and
               (d)  for the purposes of Section 1404(b)(i),
       the term "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Indenture.

     SECTION 1405.  Consolidation, Merger, Etc.
          In the case of any conveyance, sale, transfer, lease, or merger, to which Section 1311 applies, in which the Common Stock is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock or common stock of another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase the Securities following a Change of Control, including without limitation the applicable provisions of this Article Fourteen and the definitions of the Common Stock and Change of Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to the common stock and the issuer thereof if different from the Company and Common Stock (in lieu of the Company and the Common Stock).
          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                        ARTICLE THREE
                   MISCELLANEOUS PROVISIONS

       SECTION 3.1    Effectiveness.  This Supplemental
  Indenture shall become effective as of the Effective Time when, and only when, counterparts hereof shall have been duly executed and delivered by the Company and the Trustee.

     SECTION 3.2    Ratification of Indenture.  Except as
  expressly amended, supplemented and otherwise modified hereby, the Indenture continues in full force and effect and is in all respects ratified, confirmed and preserved.

     SECTION 3.3    Governing Law.  This Supplemental
  Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended and shall, to the extent applicable, be governed by such provisions.

     SECTION 3.4 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which shall together constitute but one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                              SAKS HOLDINGS, INC.


                              By:
                                 Name: Brian J. Martin
                                 Title: Executive Vice
  President

  Attest:
  Name: Charles J. Hansen
  Title:Assistant Secretary


                              BANKERS TRUST COMPANY,
                              as trustee


                              By:
                                 Name:
                                 Title:

  Attest:
  Title: